SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 1, 1996


                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)



         Virginia                     I-5767            54-0493875
      (State or other              (Commission       (I.R.S. Employer
 jurisdiction of incorporation)    File Number)     Identification No.)



9950 Mayland Drive
Richmond, Virginia                                      23233
(Address of principal                                 (Zip Code)
executive offices)




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Item 5.  Other Events.

         Circuit City Stores, Inc. today announced that the company's board of directors has approved, subject to a favorable vote of shareholders, a plan to create two series of common stock intended to track the separate performance of its Circuit City and CarMax retail businesses. A preliminary proxy statement has been filed with the Securities and Exchange Commission in connection with a special meeting of shareholders expected to be held in late January or early February for the purpose of seeking shareholder approval of the plan. A copy of the related news release is attached as an exhibit hereto and incorporated by reference.


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits

                  99.      News release dated November 1, 1996

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CIRCUIT CITY STORES, INC.

Dated: November 1, 1996                  By: Michael T. Chalifoux
                                             --------------------
                                              Michael T. Chalifoux
                                              Senior Vice President,
                                              Chief Financial Officer
                                              and Secretary